                                                                   Exhibit 23.4

R.A. Lenser and Associaties, Inc.
Consulting Petroleum Engineers and Geologists

                              11757 Katy Freeway
                                   Suite 370
                             Houston, Texas 77079


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

      As independent petroleum engineers, we hereby consent to the inclusion in Amendment No. 2 to the Registration Statement on Form S-1 filed by Whiting Petroleum Corporation, as well as in the notes to the consolidated financial statements included in such Registration Statement, of information contained in our reserve report effective September 30, 2003, setting forth certain interests of Whiting Oil and Gas Corporation relating to the estimated quantities of such company's proved reserves of oil and gas and future net income therefrom discounted at ten percent (10%) for the periods included therein.

      We further consent to the reference to this firm in such Registration Statement under the heading "EXPERTS".


                        R. A. LENSER & ASSOCIATES, INC.
                              PETROLEUM ENGINEERS

October 16, 2003

                                                  /s/  Ronald A. Lenser
                                                  -----------------------------
                                                  Ronald A. Lenser